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                                  Exhibit 3.2

                                RESTATED BYLAWS

                                       OF

                                 WEBVALLEY, INC.


                               ARTICLE 1. Offices

         1.1 Registered Office. The registered office of the corporation shall be located within the State of Minnesota as set forth in the Articles of Incorporation as amended. The registered office need not be identical with the principal executive office of the corporation and may be changed from time to time by the Board of Directors.

         1.2 Other Offices. The corporation may have other offices, including its principal business office, at such places inside and outside the State of Minnesota as the Board of Directors may determine from time to time.

                       ARTICLE 2. Meetings of Shareholders

         2.1 Place of Meeting. All meetings of the shareholders of this corporation shall be held at its principal executive office unless some other place for any such meeting inside or outside the State of Minnesota is designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office of the corporation is located.

         2.2 Regular Meetings. Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis. The date, time and place of such meetings may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the chief executive officer or chief financial officer a written demand for a regular meeting. Within thirty (30) days after the receipt of such a written demand by the chief executive officer or chief financial officer, the Board of Directors shall cause a regular meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation.

         2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the chief executive officer, by
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the acting chief executive officer in the absence of the chief executive officer, by the chief financial officer, or by two or more members of the Board of Directors. The date, time and place of such special meeting shall be fixed by the person or persons calling the meeting and designated in the notice of meeting.

         A special meeting may also be called by one or more shareholders holding ten percent (10%) or more of the voting power of all shares of the corporation entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination (as that term is defined in Minnesota Statutes Section 302A.011 (or similar provision of future law)), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, when called by shareholders, must be called by shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote.

         The shareholders calling such meeting shall deliver to the chief executive officer or chief financial officer a written demand for a special meeting. Such a demand shall contain the purpose or purposes of the meeting. Within thirty (30) days after the receipt of such a written demand for a special meeting of shareholders by the chief executive officer or chief financial officer, the Board of Directors shall cause a special meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation.

         Business transacted at any special meeting of the shareholders shall be limited to the purpose or purposes stated in the notice of the meeting. Any business transacted at any special meeting of the shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

         2.4 Notice of Meetings. Except when a meeting of shareholders is an adjourned meeting to be held not more than one hundred twenty (120) days after the date fixed for the original meeting and the date, time, and place of such meeting were announced at the time of the original meeting or any adjournment of the original meeting, notice of all meetings shall be given to every holder of shares entitled to vote. Such notice shall contain the date, time, and place of the shareholder meeting and any other information required by law. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting.

         Unless a different minimum notice period has been fixed by applicable law, the Articles of Incorporation, or these Restated Bylaws, notice of all meetings, including meetings for consideration of the sale or other disposition of all or substantially all of the assets of the corporation, shall be given not less than three (3) nor more than sixty (60) days before the date of the meeting.

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         In the event that a plan of merger or exchange is to be considered at a meeting of shareholders, written notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) nor more than sixty (60) days before the date of the meeting. Such a notice shall contain the date, time, and place of the shareholder meeting, shall state that a purpose of such meeting is to consider the proposed plan of merger or exchange, and shall include a copy or a short description of the plan of merger or exchange.

         Notice of all meetings shall be given to each eligible shareholder either by oral communication, by mailing a copy of the notice to an address designated by the shareholder or to the last known address of the shareholder, by handing a copy to the shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.

         Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except when such shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at the meeting.

         2.5 Record Date. The Board of Directors may fix, or authorize an officer to fix, a date not more than sixty (60) days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at any meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

         2.6 Quorum. The holders of a majority of the voting power of all shares of the corporation, present in person or represented by proxy, entitled to vote at a meeting shall constitute a quorum for the transaction of business at a meeting of the shareholders. Such a quorum is a prerequisite to the shareholders taking any action other than adjournment. In the absence of a quorum, the holders of a majority of the voting power, present in person or represented by proxy, may adjourn the meeting to a date, time, and place they shall announce at the time of adjournment. Any business that might have been transacted at the adjourned meeting had a quorum been present, may be transacted at the meeting held pursuant to such an adjournment, if a quorum is present at the meeting held pursuant to such an adjournment.

         If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

         2.7 Voting and Proxies. At each meeting of the shareholders, every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such


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shareholder, except as may be otherwise provided in the Articles of
Incorporation or the terms of the share or as may be required to provide for cumulative voting (if not denied by the Articles of Incorporation). No appointment of a proxy, however, shall be valid for any purpose more than eleven
(11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing (which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of another of such shareholders to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, the voting of jointly owned shares, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except when a different vote is required by law, the Articles of Incorporation, or these Restated Bylaws.

         2.8 Action Without Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon, unless a different effective time is provided in the written action.

         2.9 Procedure for Shareholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible for election as directors at a meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at a meeting of shareholders only: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 2.9.

         Notice of nominations by a shareholder shall be in writing and shall be given to the Secretary of the corporation at the principal executive offices of the corporation not less than 50 days nor more than 90 days before the date of the meeting (unless a different time period is required by Rule 14a-8(a)(3)(i) of the Securities Exchange Act of 1934, as amended); provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of nominations by a shareholder shall be given to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was given or such public disclosure was made.

         Such shareholder's notice shall contain: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act

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of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(ii) as to the shareholder giving the notice (a) the name and address, as they appear on the corporation's books, of such shareholder and (b) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this
Section 2.9 and, if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

         Notice shall be given by the shareholder to the corporation when mailed or delivered to and received by the corporation at it's principal executive office. Notice by mail is given when deposited in the United States mail with sufficient postage affixed.

         2.10 Procedure for Shareholder Proposals. Only business as proposed in accordance with the procedures set forth in this Section 2.10 shall be brought before any meeting of the shareholders. Proposals for business to be conducted at any meeting of the shareholders shall be made at the meeting of shareholders only: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the corporation who complies with the procedures set forth in this Section 2.10.

         Notice of proposals by a shareholder shall be in writing and shall be given to the Secretary of the corporation at the principal executive offices of the corporation not less than 50 days nor more than 90 days prior to the meeting (unless a different time period is required by Rule 14a-8(a)(3)(i) of the Securities Exchange Act of 1934, as amended); provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of proposals by a shareholder shall be given to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was given or such public disclosure was made.

         Such shareholder's notice shall contain: (i) the name and address, as they appear on the corporation's books, of such shareholder, and (ii) as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the class and number of shares of the corporation which are beneficially owned by the shareholder, and
(c) any material interest of the shareholder in such business. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal to conduct business was not properly brought before the meeting in accordance with the provisions of this Section 2.10 and, if such officer shall so determine, such officer shall so declare to the meeting and the defective proposal shall be disregarded.

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         Notice shall be given by the shareholder to the corporation when mailed or delivered to and received by the corporation at it's principal executive office. Notice by mail is given when deposited in the United States mail with sufficient postage affixed.

                              ARTICLE 3. Directors

         3.1 General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or except as may be otherwise provided by law, the business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these Bylaws.

         3.2 Number, Tenure, and Qualification. The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then holding office; provided, however, that if the holders of any class or series of Preferred Stock, voting as a separate class or series, have the right to elect director(s) and such right is in effect, the number of directors shall be increased by the number of directors that such holders may so elect and upon termination of such right the number of directors shall be decreased by the number of directors it was previously increased.

         Each director shall be elected at a regular meeting of shareholders except as provided in Sections 3.6 and 3.7. Such a director shall hold office until the next regular meeting of shareholders and thereafter until a successor is duly elected and qualified. Directors shall be natural persons, but need not be shareholders.

         3.3 Meetings. Meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer or by any director. In such a case, the person or persons calling such meeting may fix the date, time, and place thereof, either inside or outside the State of Minnesota, and shall cause notice of meeting to be given.

         3.4 Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases, notice of meetings shall be given to each member of the Board of Directors by the person or persons calling such meeting. Such notice shall contain the date, time, and place of the meeting and any other information required by law or desired by the person or persons calling such meeting. Notice of all such meetings shall be given not less than three (3) days before the date of the meeting.

         Notice of all meetings shall be given to each director either by oral communication, by mailing a copy of the notice to an address designated by the director, by handing a copy to the director, or by any other delivery that conforms to law. Notice by mail shall be deemed given

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when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.

         A director may waive notice of any meeting of the Board of Directors. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except when such director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         3.5 Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present at the meeting may adjourn the meeting from time to time until a quorum is present.

         If a quorum is present when a duly called or held meeting is convened, the directors present at the meeting may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

         3.6 Voting. The Board of Directors shall take action by the affirmative vote of the greater of (i) a majority of the directors present at any duly held meeting at the time the action is taken or (ii) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting, except when a different vote is required by law, the Articles of Incorporation, or these Restated Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the director is not present at the meeting, consent or objection to a proposal does not constitute presence for purposes of determining a quorum, but consent or objection shall be counted as a vote of a director present at the meeting in favor of or against the proposal and shall be entered in minutes or other record of action at the meeting, if the proposal acted upon at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         3.7 Vacancies and Newly Created Directorships TC . Any vacancy occurring on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director, may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors may be less than a quorum. In addition, any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Each director elected by the Board of Directors to either fill a vacancy or a newly created directorship shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

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         3.8 Removal of Directors. Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares entitled to vote for the election of such director unless cumulative voting is permitted, in which case the affirmative vote required to remove a director shall be the larger number required by law. The shareholders may elect new directors at the same meeting at which directors are removed.

         In addition, any director may be removed at any time, with or without cause, by the other members of the Board of Directors if (i) the director was appointed by the board to fill a vacancy; (ii) the shareholders have not elected directors in the interval between the time of the appointment and the time of removal; and (iii) a majority of the remaining directors present affirmatively vote to remove the director, even though said remaining directors may be less than a quorum.

         3.9 Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors which requires the approval of the shareholders, may be taken by written action signed by all of the directors then holding office. However, if the Articles of Incorporation authorize written action by less than all the directors and the action does not require shareholder approval, such action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby. Such written action shall be effective when signed by the required number of directors, unless a different effective time is provided in the written action.

         3.10 Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation may participate in a meeting of the Board by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Such participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting. Meetings held pursuant to this Section 3.10, however, are still subject to the notice, quorum, and voting requirements as provided in Sections 3.4, 3.5 and 3.6.

         3.11 Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons. Such committees shall have the authority of the Board of Directors in the management of the business of the corporation only to the extent provided in the resolution. Such committees, other than special litigation committees and committees formed pursuant to Minnesota Statutes Section 302A.673, subdivision 1(d), shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present at any duly held meeting. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee.

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         In other matters of procedure, the provisions of these Restated Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors. This shall include, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                              ARTICLE 4. Officers

         4.1 Number and Qualification. The officers of the corporation shall consist of one or more natural persons elected or appointed by the Board of Directors exercising the functions of the offices, however designated, of chief executive officer and chief financial officer. The Board of Directors may also elect or appoint such other officers and assistant officers as it may deem necessary for the operation and management of the corporation. Except as provided in these Restated Bylaws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may be, but need not be, directors of the corporation. Any number of offices may be held by the same person.

         4.2 Term of Office. An officer shall hold office until a successor shall have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

         4.3 Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

         4.4 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer shall have general active management of the business of the corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Restated Bylaws, or the Board of Directors to some other officer or agent of the corporation, may maintain records of and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

         4.5 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer shall keep accurate financial records for the corporation, shall deposit all moneys, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to

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time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all such officer's transactions as chief financial officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.6 Chairperson of the Board. The Board of Directors may elect a Chairperson of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

         4.7 President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation. If an officer other than the President is designated chief executive officer, the President, if any, shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.

         4.8 Vice President(s). The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time. In the absence of the President or in the event of the President's death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

         4.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the Board of Directors or the chief executive officer may prescribe from time to time.

         4.10 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer, if any, shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.

         4.11 Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of such person's office to other persons.

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                ARTICLE 5. Certificates and Ownership of Shares

         5.1 Certificates. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and
(d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors.

         Such certificates shall be signed by the chief executive officer, by the chief financial officer, or, unless otherwise limited by resolution of the Board of Directors, by any other officer of the corporation. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer of the corporation may be a facsimile signature. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified.

         If the Articles of Incorporation establish more than one class or series of shares or authorize the Board of Directors to establish classes or series of shares, all certificates representing such shares shall set forth on the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

         All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         5.2 Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

         5.3 Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the

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owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then holding office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

               ARTICLE 6. Contracts, Loans, Checks, and Deposits

         6.1 Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         6.2 Loans. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present at a duly called meeting, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (d) whether or not any separate consideration has been paid or promised to the corporation, has been approved by (i) the affirmative vote of the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons or (ii) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote.

         6.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         6.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

                           ARTICLE 7. Miscellaneous.

         7.1 Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

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         7.2 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation. The Board of Directors may modify or abolish any such reserve.

         7.3 Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

         7.4 Amendments. Except as limited by the Articles of Incorporation and subject to the power of the shareholders to amend or repeal these Restated Bylaws, these Restated Bylaws may be amended or repealed by the Board of Directors. After the adoption of the initial bylaws, the Board of Directors, however, shall not adopt, amend, or repeal any bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board of Directors or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a bylaw to increase the number of directors.

         7.5 Shareholder Agreements. In the event of any conflict or inconsistency between these Restated Bylaws or the Articles of Incorporation, or any amendment thereto, whenever adopted, and the terms of any shareholder control agreement as defined in Minnesota Statutes Section 302A.457 (or similar provision of future law), the terms of such shareholder control agreement shall control.

                                    * * * * *
                                  CERTIFICATION

         The undersigned, Secretary of WebValley, Inc., a Minnesota corporation, does hereby certify that the foregoing Restated Bylaws are the Restated Bylaws adopted for the corporation at a special meeting of shareholders held on the 23rd day of March, 1999.




                                         /s/ Robert M. Ringstad
                                    ---------------------------------------
                                    Robert M. Ringstad, Secretary


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